Exhibit 3.7

RESTATED ARTICLES OF REINCORPORATION

The following constitutes a Restatement of the Articles of Reincorporation of Belcher Oil Company, heretofore filed with the Secretary of State of Florida on January 14, 1929 and Amendment thereto filed on March 12, 1946.  Concurrently with the Restatement, Article V is amended.  The Restatement, including the amended article, was approved by vote of holders of more than a majority of outstanding shares of Common Stock at the Annual Meeting held on October 26, 1976.

ARTICLE I

The name of this corporation shall be BELCHER OIL COMPANY.

ARTICLE II

This corporation is organized for the purpose of transacting any and all lawful business.

ARTICLE III

The Corporation is authorized to issue Six Hundred Thousand (600,000) Shares of Common Stock of a par value of Ten Dollars ($10.00) per share.  Each outstanding share of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.  All stock when issued shall be fully paid and nonassessable.

ARTICLE IV

The Street address of the registered office of the Corporation is 2050 Coral Way, Miami, Florida.  The registered agent of the Corporation is R. Reid Sanderson.

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ARTICLE V

The number of Directors of this Corporation shall be not less than three (3) nor more than eleven (11) as may from time to time be set forth in the By-Laws.

IN WITNESS WHEREOF this Corporation has caused these Articles to be signed in its name by its President and its Corporate Seal to be hereunto affixed and attested by its Secretary this 26th day of October, 1976.

BELCHER OIL COMPANY

By	/s/ Kenneth O. Johnson
Kenneth O. Johnson
President

ATTEST:

/s/ Adrian D. Bolch, Jr.
Adrian D. Bolch, Jr.
Secretary.

[CORPORATE SEAL]

STATE OF FLORIDA	)
) SS
COUNTY OF DADE	)

Before me, a notary public, authorized to take acknowledgments in the State and County set forth above personally appeared KENNETH O. JOHNSON and ADRIAN D. BOLCH, JR., President and Secretary of BELCHER OIL COMPANY respectively, known to me and known by me to be the persons who executed the foregoing Restated Articles of Reincorporation and they acknowledge before me that they executed those Restated Articles of Reincorporation.

IN WITNESS WHEREOF I have hereunto set my hand, affixed my official seal in the State and County aforesaid this 26th day of October, 1976.

/s/ Illegible
My Commission Expires: Dec. 11, 1977	Notary Public

2

ARTICLES OF MERGER

OF

THE BELCHER COMPANY OF ALABAMA, INC.

THE BELCHER COMPANY OF GEORGIA, INC.

THE BELCHER COMPANY OF TEXAS, INC.

AND

BELCHER OIL COMPANY OF PENSACOLA

INTO

BELCHER OIL COMPANY

Pursuant to Section 607.227 of the Florida General Corporation Act, the undersigned corporation adopts the following Articles of Merger:

FIRST:                                        Belcher Oil Company, is a corporation organized under the laws of the State of Florida owning 100 percent of the outstanding shares of The Belcher Company of Alabama, Inc., a corporation organized under the laws of the State of Alabama, The Belcher Company of Georgia, Inc., a corporation organized under the laws of the State of Georgia, The Belcher Company of Texas, Inc., a corporation organized under the laws of the State of Delaware, and Belcher Oil Company of Pensacola, a corporation organized under the laws of the State of Florida.

SECOND:                         The following Plans of Merger were approved by resolutions of the Board of Directors of Belcher Oil Company:

PLAN OF MERGER

WHEREAS, it is for the benefit and in the best interests of The Belcher Company of Alabama, Inc., an Alabama corporation, that it be completely liquidated by way of merger with and into Belcher Oil Company, a Florida corporation;

NOW, THEREFORE, IT IS:

RESOLVED, that the Board of Directors adopt the following Plan of Complete Liquidation and Merger (the “Plan of Merger”) of The Belcher Company of Alabama, Inc., an Alabama corporation (“Alabama”) into Belcher Oil Company, a Florida corporation (“Belcher”), to-wit:

1.                                       The Plan of Merger is intended to accomplish the complete liquidation of Alabama in conformity with the Internal Revenue Code of the United State of America.

2.                                       Articles of Merger merging Alabama into Belcher, the owner of all of the outstanding shares of stock of Alabama, shall be filed in the office of the Secretary of State of Alabama pursuant to applicable provisions of the State of Alabama Business Corporation Act.

3.                                       Upon the filing of the Articles of Merger in the office of the Secretary of State of Florida arid the Issuance by such Secretary of State of a Certificate of Merger, Alabama shall cease to exist as a separate corporation and Alabama shall be completely liquidated. No shares of stock of Belcher shall be issued In connection with the Plan of Merger.

4.                                       The directors and officers of Belcher and Alabama, respectively, are authorized to take all other actions considered necessary or desirable by them to carry out the objectives of the Plan of Merger and which are not inconsistent with the terms of the Plan of Merger.

PLAN OF MERGER

WHEREAS, it is for the benefit and in the best interest of The Belcher Company of Georgia, Inc., a Georgia corporation, that it be completely liquidated by way of merger with and into Belcher Oil Company, a Florida corporation;

NOW, THEREFORE, IT IS:

RESOLVED, that the Board of Directors adopt the following Plan of Complete Liquidation and Merger (the “Plan of Merger”) of The Belcher Company of Georgia, Inc., a Georgia corporation (“Georgia”) into Belcher Oil Company, a Florida corporation (“Belcher”), to-wit:

1.                                       The Plan of Merger is intended to accomplish the complete liquidation of Georgia in conformity with the Internal Revenue Code of the United States of America.

2.                                     Articles of Merger merging Georgia into Belcher, the owner of all of the outstanding shares of stock of Georgia, shall be filed in the office of the Secretary of State of Georgia pursuant to applicable provisions of the State of Georgia Business Corporation Code.

3.                                       Upon the filing of the Articles of Merger in the office of the Secretary of State of Florida and the issuance by such Secretary of State of a Certificate of Merger, Georgia shall cease to exist as a separate corporation and Georgia shall be completely liquidated. No shares of stock of Belcher shall be issued in connection with the Plan of Merger.

4.                                       The directors and officers of Belcher and Georgia, respectively, are authorized to take all other actions considered necessary or desirable by them to carry out the objectives of the Plan of Merger.

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PLAN OF MERGER

WHEREAS, it is for the benefit and in the best interests of The Belcher Company of Texas, Inc., a Delaware corporation, that it be completely liquidated by way of merger with and into Belcher Oil Company, a Florida corporation;

NOW, THEREFORE, IT IS:

RESOLVED, that the Board of Directors adopt the following Plan of Complete Liquidation and Merger (the “Plan of Merger”) of The Belcher Company of Texas, Inc., a Delaware corporation (“Texas”) into Belcher Oil Company, a Florida corporation (Belcher”), to-wit:

1.                                     The Plan of Merger is intended to accomplish the complete liquidation of Texas in conformity with the Internal Revenue Code of the United States of America.

2.                                     Articles of Merger merging Texas into Belcher, the owner of all of the outstanding shares of stock of Texas, shall be filed in the office of the Secretary of State of Texas pursuant to applicable provisions of the General Corporation Law of the State of Delaware.

3.                                     Upon the filing of the Articles of Merger in the office of the Secretary of State of Florida and the issuance by such Secretary of State of a Certificate of Merger, Texas shall cease to exist as a separate corporation and Texas shall be completely liquidated. No shares of stock of Belcher shall be issued in connection with the Plan of Merger.

4.                                       The directors and officers of Belcher and Texas, respectively, are authorized to take all other actions considered necessary or desirable by them to carry out the objectives of the Plan of Merger and which are not inconsistent with the terms of the Plan of Merger.

PLAN OF MERGER

WHEREAS, it is for the benefit and in the best interests of Belcher Oil Company of Pensacola, a Florida corporation, that it be completely liquidated by way of merger with and into Belcher Oil Company, a Florida corporation;

NOW, THEREFORE, IT IS:

RESOLVED, that the Board of Directors adopt the following Plan of Complete Liquidation and Merger (the “Plan of Merger”) of Belcher Oil Company of Pensacola, a Florida corporation (“Pensacola”) into Belcher Oil Company, a Florida corporation (“Belcher”), to-wit:

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1.                                       The Plan of Merger is intended to accomplish the complete liquidation of Pensacola in conformity with the Internal Revenue Code of the United States of America.

2.                                       Articles of Merger merging Pensacola into Belcher, the owner of all of the outstanding shares of stock of Pensacola, shall be filed in the office of the Secretary of State of Florida pursuant to applicable provisions of the State of Florida General Corporation Act.

3.                                       Upon the filing of the Articles of Merger in the office of the Secretary of State of Florida and the issuance by such Secretary of State of a Certificate of Merger, Pensacola shall cease to exist as a separate corporation and Pensacola shall be completely liquidated. No shares of stock of Belcher shall be issued in connection with the Plan of Merger.

4.                                       The directors and officers of Belcher and Pensacola, respectively, are authorized to take all other actions considered necessary or desirable by them to carry out the objectives of the Plan of Merger and which are not inconsistent with the terms of the Plan of Merger.

THIRD:                                    The number of outstanding shares of the following subsidiary corporations and the number of shares of each class owned by the surviving corporation is:

Subsidiary/Class	Number of Shares Outstanding	Number of Shares Owned by Parent
The Belcher Company of Alabama, Inc./Common Stock

The Belcher Company of Georgia, Inc./Common Stock

The Belcher Company of Texas, Inc./Common Stock	1,000	1,000

Belcher Oil Company of Pensacola/
Common Stock	1,000	1,000
Preferred Stock	1,000	1,000

FOURTH:                        The mailing of each Plan of Merger, referred to above, to the shareholders of The Belcher Company of Alabama, Inc., The Belcher Company of Georgia, Inc., The Belcher Company of Texas, Inc. and Belcher Oil Company of Pensacola was waived by Belcher Oil Company, the sole shareholder of each of said corporations.

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FIFTH:                                       The effective date of these Articles of Merger is the close of business on December 31, 1982.

Signed this 15th day of December, 1982.

BELCHER OIL COMPANY

/s/ Austin M. O’Toole
AUSTIN M. O’TOOLE
Vice President and Secretary

/s/ John C. Simons
JOHN C. SIMONS
Assistant Secretary

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STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

The foregoing instrument was acknowledged before me this 15th day of December, 1982, by AUSTIN M. O’TOOLE and JOHN C. SIMONS, the Vice President and Secretary, and Assistant Secretary, respectively, of Belcher Oil Company, on behalf of said corporation.

/s/ Illegible
NOTARY PUBLIC

My commission expires:

12-3-85

(SEAL)

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ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

BELCHER OIL COMPANY

Pursuant to Section 607.181 of the General Corporation Act of Florida, BELCHER OIL COMPANY (the “Corporation”) adopts these Articles of Amendment.

FIRST:  The name of the Corporation is BELCHER OIL COMPANY.

SECOND:  The Articles of Incorporation of the Corporation is amended by changing the Article I so that, as amended, said article shall read as follows:

“ARTICLE I.

The name of this corporation shall be:

COASTAL FUELS MARKETING, INC.”

THIRD:  The Amendment to the Articles of Incorporation of the Corporation set forth above was adopted by the Board of Directors on the 2nd day of January, 1990.

FOURTH:  That by Consent of Stockholder of the Corporation dated January 2, 1990, the sole stockholder gave approval to said amendment in accordance with the provisions of Section 607.394 of the General Corporation Act of Florida.

SIGNED THIS 3RD DAY OF JANUARY, 1990.

BELCHER OIL COMPANY

	BY:	/s/ David A. Arledge
DAVID A. ARLEDGE
Executive Vice President
ATTEST:

/s/ Austin M. O’Toole
AUSTIN M. O’TOOLE
Secretary

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

Before me, MARTA I. RAMIREZ, a Notary Public in and for the State of Texas, on this day personally appeared DAVID A. ARLEDGE, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the Executive Vice President of the Corporation named therein, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said Corporation.

Given under my hand and seal of office this 3rd day of January, 1990.

/s/ Marta I. Ramirez
Marta I. Ramirez, Notary Public

MARTA I. RAMIREZ
[seal]	Notary Public, State of Texas
My Commission Expires 08/19/93

2

ARTICLES OF MERGER

OF

ASPHALT SALES COMPANY

BELCHER CONSTRUCTION COMPANY

FLORIDA FUEL OIL, INC.

FUEL OIL EQUIPMENT COMPANY

FUEL OIL SALES COMPANY

INTO

COASTAL FUELS MARKETING, INC.

Pursuant to Section 607.1104 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

FIRST:                              COASTAL FUELS MARKETING. INC. is a corporation organized under the laws of the State of Florida owning 100 percent of the shares of ASPHALT SALES COMPANY, a corporation organized under the laws of the State of Florida; BELCHER CONSTRUCTION COMPANY, a corporation organized under the laws of the State of Florida; FLORIDA FUEL OIL, INC., a corporation organized under the laws of the State of Florida; FUEL OIL EQUIPMENT COMPANY, a corporation organized under the laws of the State of Florida; and FUEL OIL SALES COMPANY, a corporation organized under the laws of the State of Florida.

SECOND:               The fol1owinig Plan of Merger was adopted by the Board of Directors of Coastal Fuels Marketing. Inc.

PLAN OF MERGER

WHEREAS. it is for the benefit and in the best interests of ASPHALT SALES COMPANY, a Florida corporation; BELCHER CONSTRUCTION COMPANY, a Florida corporation; FLORIDA FUEL OIL, INC., a Florida corporation; FUEL OIL EQUIPMENT COMPANY, a Florida corporation; and FUEL OIL SALES COMPANY, a Florida corporation; that each such corporation be completely liquidated by way of merger with and into COASTAL FUELS MARKETING. INC., a Florida corporation:

NOW, THEREFORE, IT IS

RESOI.VED, that the Board of Directors adopt the following Plan of Complete Liquidation and Merger (the “Plan of Merger”) of ASPHALT SALES COMPANY, BELCHER

CONSTRUCTION COMPANY, FLORIDA FUEL OIL, INC., FUEL OIL EQUIPMENT COMPANY, and FUEL OIL SALES COMPANY (collectively “the merged corporations”) into COASTAL FUELS MARKETING, INC. (the Company”) to-wit:

1.                                                                    The Plan of Merger is intended to accomplish the complete liquidation of the merged corporations in conformity with the Internal Revenue Code of the United States of America.

2.                                                                    Articles of Merger merging the merged corporations into the Company, the owner of all of the outstanding shares of stock of the merged corporations, shall be filed in the office of the Secretary of State of Florida pursuant to applicable provisions of the State of Florida Business Corporation Act.

3.                                                                    Upon the filing of the Articles of Merger in the office of the Secretary of State of Florida and the issuance by such Secretary of State of a Certificate of Merger, the merged corporations shall cease to exist as separate corporations and the merged corporations shall be completely liquidated. No shares of stock of the Company shall be issued in connection with the Plan of Merger.

4.                                                                    The directors and officers of the Company and the merged corporations, respectively, are authorized to take all other actions considered necessary or desirable by them to carry out the objectives of the Plan of Merger and which are not inconsistent with the terms of the Plan of Merger.

THIRD:                                  The number of outstanding shares of the following subsidiary corporations and the number of shares of each class owned by the surviving corporation are:

Subsidiary/Class	Number of Shares Outstanding	Number of Shares Owned by Parent

Asphalt Sales Company/ Common Stock	1,000	1,000

Belcher Construction Company/Common Stock	1,000	1,000

Florida Fuel Oil, Inc./ Common Stock	50	50

Fuel Oil Equipment Company/Common Stock	100	100

Fuel Oil Sales Company/ Common Stock	50	50

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FOURTH:                      The mailing of Plan of Merger to the shareholders of the merged corporations was waived by the Company, the sole shareholder of the merged corporations.

FIFTH:                                       The effective date of these Articles of Merger is the close of business on December 31, 1994.

SIGNED this 28th day of December, 1994.

COASTAL FUELS MARKETING. INC.

By:	/s/ Coby C. Hesse
Coby C. Hesse
Senior Vice President

ASPHALT SALES COMPANY

By:	/s/ Austin M. O’Toole
Austin M. O’Toolc
Senior Vice President and Secretary

BELCHER CONSTRUCTION COMPANY

By:	/s/ Austin M. O’Toole
Austin M. O’Toole
Senior Vice President and Secretary

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FLORIDA FUEL OIL, INC.

By:	/s/ Austin M. O’Toole
Austin M. O’Toole
Senior Vice President and Secretary

FUEL OIL EQUIPMENT COMPANY

By:	/s/ Austin M. O’Toole
Austin M. O’Toole
Senior Vice President and Secretary

FUEL OIL SALES COMPANY

By:	/s/ Austin M. O’Toole
Austin M. O’Toole
Senior Vice President and Secretary

4

ARTICLES OF MERGER

(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First:                                         The name and jurisdiction of the surviving corporation is:

Name	Jurisdiction

Coastal Fuels Marketing, Inc.	Florida

Second:                             The name and jurisdiction of the merging corporation is:

Name	Jurisdiction

Coastal Oil Chelsea, Inc.	Texas

Third:                                     The Plan of Merger is attached as Exhibit A.

Fourth:                               The merger shall become effective at the close of business on the date the Articles of Merger are filed with the Florida Department of State.

Fifth:                                          The Plan of Merger was adopted by the Board of Directors of the surviving corporation on July 22, 1999 and shareholder approval was not required.

Sixth:                                       The Plan of Merger was adopted by the shareholder of the merging corporation on July 22, 1999.

Seventh:  SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature	Type Name of Individual & Title

Coastal Fuels Marketing, Inc.	/s/ Austin M. O’Toole	Austin M. O’Toole
Senior Vice President & Secretary

Coastal Oil Chelsea, Inc.	/s/ Austin M. O’Toole	Austin M. O’Toole
Senior Vice President & Secretary

Exhibit “A”

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated this 22nd day of July 1999, between COASTAL OIL CHELSEA, INC., a Texas corporation, and COASTAL FUELS MARKETING, INC., a Florida corporation,

WITNESSETH that:

WHEREAS, the constituent corporations desire to merge into a single corporation;

NOW THEREFORE, the corporations parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST:  COASTAL OIL CHELSEA, INC., a Texas corporation (“Chelsea”), hereby merges into COASTAL FUELS MARKETING, INC., a Florida corporation (the “Company”), and Chelsea shall be and hereby is merged into the Company, which shall be the surviving corporation.

SECOND:  The Certificate of Incorporation of the Company, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD:  This Agreement and Plan of Merger is intended to accomplish the complete merger of Chelsea into the Company in conformity with the Internal Revenue Code of the United States of America.  On the effective date of such merger, Chelsea shall cease to exist as separate corporation and shall be completely merged and all of its shares of stock shall be canceled.  No cash, property, obligations, shares, rights, securities or other consideration shall be paid to the stockholder of Chelsea as a result of the merger.  Each share of common stock of the Company, which shall be issued and outstanding on the effective date of this agreement, shall remain issued and outstanding.

FOURTH:  The terms and conditions of the merger are as follows:

(a)                                  The By-Laws of the Company as they shall exist on the effective date of this merger shall be and remain the By-Laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(b)                                 The directors and officers of the Company shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c)                                  This merger shall become effective at the close of business December 30, 1999, or as soon thereafter as is practicable.

(d)                                 Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Chelsea shall be transferred to, vested in and devolve upon the Company without further act or deed, and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively prior to the merger.  Chelsea hereby agrees from time to time, as and when requested by the Company or by its successor or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Company may deem necessary or desirable in order to vest in and confirm to the Company title to and possession of any property of Chelsea acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the interest and purposes hereof, and the proper officers and directors of Chelsea and the proper officers and directors of the Company are fully authorized in the name of Chelsea or otherwise to take any and all such action.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors and by the sole stockholder of Chelsea have caused these presents to be executed by the Vice President and attested by the Senior Vice President and Secretary of each party hereto as the respective act, deed and agreement of each of the corporations on this 22nd day of July, 1999.

ATTEST:		COASTAL FUELS MARKETING, INC.
a Florida corporation

By:	/s/ Austin M. O’Toole	By:	/s/ Jeffrey B. Levos
	Austin M. O’Toole		Jeffrey B. Levos
	Senior Vice President & Secretary		Vice President

ATTEST:		COASTAL OIL CHELSEA, INC.
a Texas corporation

By:	/s/ Austin M. O’Toole	By:	/s/ Jeffrey B. Levos
	Austin M. O’Toole		Jeffrey B. Levos
	Senior Vice President & Secretary		Vice President

2

ARTICLES OF MERGER

OF

COASTAL TERMINALS, INC.

INTO

COASTAL FUELS MARKETING, INC.

Pursuant to the provisions of section 607.1105, F.S. and in accordance with the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger.

1.                                       The name and jurisdiction of the surviving corporation is:

Name of Corporation	State

Coastal Fuels Marketing, Inc.	Florida

2.                                       The names of the corporations participating in the and in the States under the laws of which they are respectively organized are as follows:

Name of Corporation	State

Coastal Fuels Marketing, Inc.	Florida
Coastal Terminals, Inc.	Florida

3.                                       The Agreement and Plan of Merger is attached.

4.                                       The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

5.                                       The Plan of Merger was adopted by the board of directors of the surviving corporation on December 21, 2001 and Shareholder approval of the plan of merger was not required.

6.                                       The Plan of Merger was adopted by the board of directors of the merging corporation on December 21, 2001 and Shareholder approval of the plan of merger was not required.

Duly executed by an elected officer of each company on December 26, 2001.

COASTAL TERMINALS, INC.

By:	/s/ David L. Siddall
David L. Siddall, Vice President
Name and Title

Attested by:
/s/ Margaret E. Roark
Name:	Margaret E. Roark
Title:	Assistant Secretary

COASTAL FUELS MARKETING, INC.

By:	/s/ David L. Siddall
David L. Siddall, Vice President
Name and Title

Attested by:
/s/ Margaret E. Roark
Name:	Margaret E. Roark
Title:	Assistant Secretary

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of the 21 day of December 2001, pursuant to Section 607.1101, F.S. of the laws of the state of Florida, between Coastal Terminals, Inc., a Florida corporation, and Coastal Fuels Marketing, Inc., a Florida corporation.

WITNESSETH:

WHEREAS, the parties hereto desire to merge into a single corporation;

NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST:  Coastal Terminals, Inc., a Florida corporation, hereby merges into itself Coastal Fuels Marketing, Inc., a Florida Corporation, which shall be the surviving corporation in a transaction qualifying as a reorganization within the meaning of Section 368(a)(l)(F) of the Internal Revenue Code of 1986, as amended.

SECOND:  The Certificate of Incorporation of Coastal Fuels Marketing, Inc., in effect on the effective date of the merger shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD:  The terms and conditions of the merger are as follow:

(a)                                  The bylaws of Coastal Fuels Marketing, Inc., as they shall exist on the effective date of this merger, shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(b)                                 The directors and officers of Coastal Fuels Marketing, Inc., shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c)                                  This merger shall become effective upon filing of a Certificate of Merger with the Secretary of State of Florida.

(d)                                 Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in, and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively.  The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments, and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm in the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the interest and purposes hereof, and the proper officers and directors of the merged corporations and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

FOURTH:  The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

(a)                                  Each share of common stock of Coastal Terminals, Inc., which shall be issued and outstanding on the effective date of this Agreement shall be converted into one (1) share of common stock of the surviving corporation.

(b)                                 Each share of common stock of Coastal Fuels Marketing, Inc. shall be outstanding on the effective date of this merger, and all rights in respect thereof shall remain outstanding and shall not be affected by the merger.

(c)                                  After the effective date of this merger, the shareholders of Coastal Terminals Inc. shall surrender the certificates representing its shares of such corporation to the surviving corporation and such shareholders shall be entitled upon such surrender to receive the number of shares of common stock of the surviving corporation on the basis provided herein.  Until so surrendered, the outstanding shares of the stock of the merged corporation to be converted into the stock of the surviving corporation as provided herein shall be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporation as though said surrender and exchange has taken place.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by a duly elected officer of each party hereto as the respective act, deed and agreement of each of said corporations, as of the 21 day of December 2001.

COASTAL TERMINALS, INC.,
ATTEST:	a Florida corporation

/s/ Margaret E. Roark	By:	/s/ David L. Siddall
Margaret Roark, Assistant Secretary	Name:	David L. Siddall
	Title:	Vice President

COASTAL FUELS MARKETING, INC.,
ATTEST:	a Florida corporation

/s/ Margaret E. Roark	By:	/s/ David L. Siddall
Margaret Roark, Assistant Secretary	Name:	David L. Siddall
	Title:	Vice President

ARTICLES OF MERGER

(Profit Corporations)

The following articles of merger are submitted in accordance, with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.

First:  The name and jurisdiction of the surviving corporation:

Name	Jurisdiction

COASTAL FUELS MARKETING, INC.	FLORIDA

Second:  The name and jurisdiction of each merging corporation:

Name	Jurisdiction

COASTAL OIL COMPANY	DELAWARE

Third:  The Plan of Merger is attached.

Fourth:  The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State

OR  10/31/02                           (Enter a specific date. NOTE:  An effective date cannot be prior to the date of filing or more than 90 days in the future.)

Fifth:  Adoption of Merger by surviving corporation - (COMPLETE ONLY ONE STATEMENT)

The Plan of Merger was adopted by the shareholders of the surviving corporation on 10/11/02.

Sixth:  Adoption of Merger by merging corporation(s) (COMPLETE ONLY ONE STATEMENT)

The Plan of Merger was adopted by the shareholders of the merging corporations) on 10/11/02

(Attach additional sheets if necessary)

Seventh:  SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature	Typed or Printed Name of Indivdual & Title

COASTAL OIL COMPANY	/s/ David L. Siddal	DAVID L. SIDDAL, VICE PRESIDENT

COASTAL FUELS MARKETING. INC.	/s/ David L. Siddal	DAVID L. SIDDAL, VICE PRESIDENT

PLAN OF MERGER

(Merger of subsidiary corporation(s))

The following plan of merger is submitted in compliance with section 607.1104, F.S. and in accordance with the laws of any other applicable jurisdiction of incorporation.

The name and jurisdiction of the parent corporation owning at least 80 percent of the outstanding shares of each class of the subsidiary corporation:

Name	Jurisdiction

COASTAL FUELS MARKETING, INC.	FLORIDA

The name and jurisdiction of each subsidiary corporation:

Name	Jurisdiction

COASTAL OIL COMPANY	DELAWARE

The manner and basis of converting the shares of the subsidiary or parent into shares, obligations, or other securities of the parent or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, and other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

(Attach additional sheets if necessary)

If the merger is between the parent and a subsidiary corporation and the parent is not the surviving corporation; a provision for the pro rata issuance of shares of the subsidiary, to the holders of the shares of the parent corporation upon surrender of any certificates is as follows:

If applicable, shareholders of the subsidiary corporations, who, except for the applicability of section 607.1104, F.S. would be entitled to vote and who dissent from the merger pursuant to section 607.1320, F.S., may be entitled, if they comply with the provisions of chapter 607 regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

Other provisions relating to the merger are as follows: N/A